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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion of our Independent Auditors' Report dated January 11, 2001 regarding the consolidated balance sheets of W.H.E.C., Inc. and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years then ended in the Registration Statement on Form S-4 of First Community Bancorp, filed with the Securities and Exchange Commission, and the reference to our firm as experts.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
January 16, 2002

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  Exhibit 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS